Exhibit 99.2

Contacts:	Media	Investors
	Donna Sitkiewicz	Chris Jakubik
	847-646-4538	847-646-5494

Kraft Foods Announces Stock Repurchase Program

NORTHFIELD, IL, February 20, 2007 — Irene Rosenfeld, CEO of Kraft Foods Inc. (NYSE: KFT), today announced that Kraft’s Board of Directors has approved a $5 billion share repurchase program.  The share repurchase program will replace the current repurchase authority.

The repurchase program will become effective immediately following the distribution of the approximately 89% of Kraft’s outstanding shares owned by Altria. The distribution will be made on March 30, 2007, to Altria shareholders of record as of 5:00 p.m. Eastern Time on March 16, 2007 (the “record date”).  The repurchase program will end in March, 2009.

“This program will give us the capacity to repurchase a significant amount of stock over the next two years,” Rosenfeld said.  “And, it will help to support shareholder returns until we fully achieve our growth targets.”  Rosenfeld announced the program during her presentation today at the Consumer Analyst Group of New York Conference.

Kraft Foods (NYSE:KFT) is one of the world’s largest food and beverage companies. For more than 100 years, we’ve offered consumers delicious and wholesome foods that fit the way they live. Millions of times a day, in more than 150 countries, consumers reach for their favorite Kraft brands. Whether it’s breakfast, lunch, dinner or a snack, consumers at home and on the go choose: Kraft cheeses, dinners and dressings; Oscar Mayer meats, DiGiorno pizzas, Oreo cookies, Ritz crackers and chips, Philadelphia cream cheese, Milka and Cote d’Or chocolates, Planters nuts, Honey Bunches of Oats cereals, Jacobs, Gevalia and Maxwell House coffees; Capri Sun, Crystal Light and Tang refreshment beverages; and a growing range of South Beach Diet and better-for-you Sensible Solution options.

Forward-Looking Statements

This press release contains projections of future results and other forward-looking statements. One can identify these forward-looking statements by use of words such as “strategy,” “expects,” “plans,” “anticipates,” “believes,” “will,” “continues,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are based on the Company’s current assumptions and estimates and are subject to risks and uncertainties. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause actual results and outcomes to differ materially from those contained in any forward looking statement made by or on behalf of the Company. These factors include: (a) the effect on the Company of competition in its markets, changes in consumer preferences and demand for its products, including diet trends, changing prices for its raw materials and local economic and market conditions; (b) the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios, to compete effectively with lower priced products in a consolidating environment at the retail and manufacturing levels and to improve productivity; (c) the Company’s ability to consummate and successfully integrate acquisitions and to realize the cost savings and improved asset utilization contemplated by its restructuring program; (d) the impact of gains or losses, or lost operating income, from the sales of businesses that are less of a strategic fit within the Company’s portfolio; (e) the effects of foreign economies, changes in tax requirements and currency movements; (f) fluctuations in levels of customer inventories and credit and other business risks related to the operations of the Company’s customers; (g) the Company’s access to credit markets, borrowing costs and credit ratings; (h) the Company’s benefit expense, which is subject to the investment performance of pension plan assets, interest rates and cost increases for medical benefits offered to employees and retirees; (i) the impact of recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations, potential claims relating to false or deceptive advertising under consumer protection or other laws and the possibility that consumers could lose confidence in the safety and quality of certain food products; (j) consumer concerns regarding genetically modified organisms and the health implications of obesity and trans fatty acids; and (k) potential short-term volatility in the trading volume and market price of the Company’s stock as a result of the spin-off of the Company from Altria Group, Inc. Developments in any of these areas could cause the Company’s results to differ materially from results that have been or may be projected by or on behalf of the Company. The Company cautions that the foregoing list of important factors is not exclusive. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q and 8-K. Any forward looking statements in this press release are made as of the date hereof. The Company does not undertake to update any forward looking statement.

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